TOGA LIMITED & SUBTLE ENERGY SCIENCES, LLC

COLLABORATION AGREEMENT

This Collaboration Agreement ("Agreement") is entered into and contemplated between TOGA LIMITED, a Nevada corporation and its subsidiaries, whether wholly or partially owned, on one hand (collectively referred to as "TOGA"), and Subtle Energy Sciences, LLC, an Indiana Limited Liability Company ("SUBTLE") on the other hand. For the purpose of this Agreement, TOGA and SUBTLE may be referenced individually as a "Party" or collectively as the "Parties". This Agreement will come into effect as of June 1, 2020 through May 31, 2020.

RECITALS

WHEREAS, TOGA is a Nevada corporation which is the holding company for various subsidiary entities owned by TOGA including but not limited to: TOGL Technology Sdn. Bhd.;

WHEREAS, the Parties have current working relationship, whereby SUBTLE has produced and delivered certain Quantum Resonance Technology products ("SUBTLE Products"), which TOGA has marketed and made available for download on their Yippi Website and Mobile Application ("Yippi App");

WHEREAS, TOGA now desires to market for sale/subscription, SUBTLE Products, produced by SUBTLE, on websites and mobile applications operated by TOGA (collectively referred to as "TOGA Apps");

WHEREAS, SUBTLE has agreed to allow TOGA the exclusive right to market and sell the SUBTLE Products, in the Asian marketplace for a period of two years based on the terms set forth below;

WHEREAS, SUBTLE has also agreed to produce additional SUBTLE Products within the next two-year period and to allow TOGA to market and sell the additional SUBTLE Products via the TOGA Apps during the term of this Agreement;

THEREFORE, in consideration of the Parties agreement regarding collaboration, the Parties agree as follows:

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TOGA Apps. Following the six-month evaluation, the Parties agree the decided payment term will continue for the remaining Term of this Agreement.

d. Initial Payment Upon Execution of Agreement. TOGA has agreed to pay SUBTLE an advance payment equal to two (2) months' worth of the Monthly Fee upon execution of this Agreement. The Parties agree this initial advance payment will total thirty-two thousand dollars US ($32,000).

e. SUBTLE Products. In consideration of the payments to be received by SUBTLE as outlined above, SUBTLE has agreed to allow TOGA to market and sell all of SUBTLE Products on the TOGA Apps. SUBTLE has also agreed that during the Term of this Agreement, SUBTLE anticipates producing a minimum of twelve (12) additional SUBTLE Products, which TOGA shall also have the right to market and sell on the TOGA Apps, should TOGA desire to. SUBTLE further agrees that any of the new SUBTLE Products, produced during the Term of this Agreement, will be accompanied with a scientific research report to support the efficacy each new SUBTLE Product has on living organisms. The Parties agree that TOGA is permitted to conduct further clinical research on the SUBTLE Products and SUBTLE agrees to support TOGA's research efforts in any way such as providing any additional information necessary as requested by the TOGA experts conducting said research.

f. SUBTLE Product Pricing. SUBTLE agrees to supply TOGA with a price list pertaining to each of the SUBTLE Products, which TOGA will utilize to market and sell on the TOGA Apps. TOGA agrees that it will not market or sell any given SUBTLE Product on the TOGA Apps for an amount below the pricing set by SUBTLE. The Parties do agree that pricing for any given SUBTLE Product may be discounted during a seasonal sale, (i.e. a Memorial Day Discount Sale). SUBTLE agrees that it will notify TOGA at least one month in advance of any planned discount promotional period. SUBTLE agrees to limit the discount periods to a couple times a year.

g. TOGA's Rights to SUBTLE Products. In consideration of TOGA's agreement to the Payment Terms outlined above, TOGA shall have the exclusive right to market and sell on the TOGA Apps, all of the SUBTLE Products, whether currently in existence or to be produced by SUBTLE during the Term of this Agreement, without an

additional fee payable by TOGA. SUBTLE also agrees that it will maintain and provide TOGA with any upgrades to any of the SUBTLE Products in a timely manner, during the Term of this Agreement.

h. Territory. The Parties agree that TOGA's exclusive right to market and sell the SUBTLE Products on the TOGA Apps, is limited to the "Asian Marketplace", which includes the following countries:

  i. Central Asia (Tajikistan, Uzbekistan, Kazakhstan, Turkmenistan, Kyrgyzstan)
  ii. East Asia (China, Mongolia, North Korea, South Korea, Japan, Hong Kong, Taiwan, Macau)
  iii. South Asia (Sri Lanka, Bangladesh, India, Afghanistan, Pakistan, Bhutan, Nepal, the Maldives)
  iv. Western Asia (Georgia, Armenia, Azerbaijan, Turkey, Cyprus, Syria, Lebanon, Israel, Palestine, Jordan, Iraq, Iran, Kuwait, Bahrain, Qatar, Saudi Arabia)

The Parties agree that SUBTLE shall be permitted to market and sell the SUBTLE Products to customers outside of the Asian Marketplace Territory as identified above (i.e. the USA and Canada). The Parties further agree that SUBTLE shall be permitted to market and sell the SUBTLE Products to third party companies which may also market and the SUBTLE Products on their own independent websites or mobile applications. SUBTLE agrees to ensure that SUBTLE will not market or sell any of the SUBTLE Products in the Asian Marketplace, and ensures that it will prohibit any third party company from marketing and selling the SUBTLE Products in the Asian Marketplace, as this Territory is exclusive to TOGA.

2. Additional Provisions.

a. Parties' Relationship. Nothing in this Agreement shall constitute or be deemed to constitute a partnership, joint venture, agency or other fiduciary relationship between the Parties. The Parties agree their relationship is merely contractual.

b. Confidentiality. The Parties shall keep the terms and conditions of this Agreement confidential and proprietary among the Parties and/or their affiliates and shall not use any of this proprietary information for its personal benefit at any time. TOGA agrees

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that it may only use SUBTLE's proprietary and confidential information related to the SUBTLE Products, only in accordance to the terms of this Agreement and solely for the purpose described herein. The Parties agree that they will not disclose any confidential or proprietary information related to either of the Parties to any third party, except to the extent permitted by this Agreement, when the Parties consent in writing or as required by law. The abovesaid remain in full force and effect even after the termination of this Agreement by its natural termination or the early termination by either party.

c. Default by TOGA. The Parties agree that TOGA shall be deemed to breach this Agreement and be in default if any of the following events occur, but are not limited to:

   i. TOGA fails to pay SUBTLE based on the terms set forth above,

   ii. TOGA markets and/or sells the SUBTLE Products outside of the Territory,

   iii. TOGA markets and/or sells the SUBTLE Products below the pricing set by SUBTLE.

   The Parties agree that if TOGA is deemed to breach this Agreement and fails to cure any defaults, then SUBTLE shall be permitted to terminate this Agreement and demand the removal of the SUBTLE Products on the TOGA Apps.

d. Default by SUBTLE. The Parties agree that SUBTLE shall be deemed to breach this Agreement and be in default if any of the following events occur, but are not limited to:

   i. SUBTLE fails to transfer the SUBTLE Products to TOGA in a timely manner,

   ii. SUBTLE fails to maintain and upgrade the SUBTLE Products on the TOGA Apps in a timely manner,

   iii. SUBTLE grants rights, similar to rights granted to TOGA pursuant to this Agreement, to a third party in the Asian marketplace.

   The Parties agree that if SUBTLE fails to cure any default pursuant to this Agreement in a timely manner, TOGA shall be entitled to terminate this Agreement.

e. Termination. This Agreement shall come into force and effect upon mutual execution of this Agreement by the Parties, and shall continue for the Term of this Agreement.

This Agreement may be terminated as follows: 1) By TOGA due to SUBTLE's breach of this Agreement, insolvency, bankruptcy or liquidation, or 2) by SUBTLE due to TOGA's breach of this Agreement, insolvency, bankruptcy or liquidation. In the event this Agreement is terminated, TOGA shall be required to cease marketing and selling the SUBTLE Products on the TOGA Apps, and TOGA shall no longer have the obligation to continue to satisfy the payment obligations described above to SUBTLE.

f. Waiver. No failure or delay by either of the Parties in exercising any of its rights under this Agreement shall be deemed to be a waiver or that right, and no waiver by either of the Parties of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

g. Assignment and Sub-Contracting. This Agreement may not be assigned nor any portion of the purpose of this Agreement be sub-contracted without the consent and written approval by the other Party.

h. Legal Fees. In the event of a dispute between the Parties resulting in legal action, the prevailing party shall be entitled to recover its legal fees and costs, including attorney fees.

i. Governing Law. This Agreement shall be governed by the laws of the state of California. The State of California, County of Orange, shall be the proper venue for any legal action filed by either of the Parties regarding any dispute pertaining to this Agreement.

j. Force Majeure. Neither of the Parties shall be liable for any failure or delay in performing their obligations where such failure or delay results from any cause that is beyond the reasonable control of that Party. Such causes include but are not limited to: power failure, internet service provider failure, civil unrest, fire, flood, storms, earthquakes, acts of terrorism, acts of war, governmental action or any other event that is beyond the control of the Party in question.

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IN WITNESS WHEREOF the Parties hereto have hereunto caused this Agreement to be executed as the day and year first above written.

Signed for and on behalf of)
TOGA LIMITED, a Nevada Corp.)
(Entity No.: NV20181494063))
)
)

....
Name STEVE TAN SEE KUY
NRIC/Passport No. 571005-10-6111
Designation : GROUP GENERAL MANAGER.

Witness by,

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Name: ONG SWEE SIN

Signed for)
SUBTLE ENERGY SCIENCES LLC)
(Company No.: 201401151172970))
)
)

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Name : Eric Thompson
NRIC/Passport No. : N/A
Designation : Founder/Owner

Witness by,

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Name: Dr.Anura G. Kandasamy